Exhibit 99.1

Telkonet Reports Financial and Operating Results for the Three and Nine Months ended September 30, 2013

Teleconference and Webcast to be Held Today at 4:30 PM ET

November 14, 2013: Milwaukee, WI – Telkonet, Inc. (OTC BB: TKOI.OB), whose complementary business divisions include EcoSmart, an intelligent energy management technology solution and EthoStream, one of the largest high-speed Internet access ("HSIA") providers in the world, announced today financial results for the three and nine months ended September 30, 2013.  Telkonet management will hold a teleconference and webcast to discuss these results with the financial community today, November 14th at 4:30 PM ET/3:30 PM CST.

"Topline revenues for the third quarter and on a year-to-date basis increased over the comparable periods in 2012 primarily due to sales from multiple revenue channels and new product installations. In addition, our focus has shifted from capital recycling to capital deployment”, stated Jason Tienor, Telkonet’s CEO. “We’ve advanced on several initiatives including increasing our sales force and expanding our marketing campaign, specifically targeting the hospitality, educational and military sectors. Our backlog at the end of September is at an all-time high, allowing us to strategically forecast growth into 2014. We continue to advance our strategic opportunities and remain enthusiastic about our growth prospects going forward."

Summary of Financial Results for the Third Quarter Ended September 30, 2013

Revenue for the three months ended September 30, 2013 was $3.5 million, an increase of 7% compared to revenue of $3.3 million during the same period in 2012. Revenues for the nine months ended September 30, 2013 was $10.2 million, an increase of 18% compared to revenue of $8.7 million for the nine months ended September 30, 2012.

For the third quarter of fiscal 2013, Telkonet reported a net loss of $0.5 million, or a net loss of $0.1 million on an adjusted EBITDA basis as compared to net income of $0.5 million, or $0.6 million on an adjusted EBITDA basis for the three-month period ended September 30, 2012.

"We continue to establish ourselves as a partner who can be a single source provider by bringing technologies and solutions to lower operating costs and improve results for our customers,” continued Mr. Tienor. “This ability to provide significant return to our customers and partners is what continues to drive our channel growth and ultimately our shareholder value moving forward.”

Corporate Highlights for the Third Quarter Ended September 30, 2013

•	Holders of 428 shares of redeemable preferred stock converted to common shares

•	Successfully executed and paid in full, voluntary disclosure agreements in four more states related to the Company’s sales and use tax liability

•	Noresco-FLETC EcoSmart government installation completed during the quarter

•	Awarded, by a luxury hotel in Boston known for its eco-friendly initiatives, a $640k contract dedicated to optimizing sustainability and energy conservation

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Teleconference and Webcast

The Company will host a teleconference and webcast today Thursday, November 14th at 4:30 PM ET to discuss these results with the financial community.

Time: 4:30 PM ET (3:30 PM CST, 1:30 PM PST)

Investor Dial-in (Toll Free): 877-407-0782

Investor Dial-in (International): 201-689-8567

Live webcast: http://www.investorcalendar.com/IC/CEPage.asp?ID=171891

A replay of the teleconference will be available until November 28, 2013, which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415, if calling internationally. Please enter conference ID #13572793 to access the replay.

NON-GAAP Financial Measures

This release contains a reconciliation of adjusted EBITDA to net income (loss), the most directly comparable GAAP measure.

The Company, as is common in its industry, uses adjusted EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Since an outside investor may base their evaluation of the Company’s performance based on the Company’s net income (loss) and not its cash flows, there is a limitation to the adjusted EBITDA measurement. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense. In assessing the overall health of its business for the years ended December 31, 2013 and 2012 and the nine months ended September 30, 2013, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous year.

•	Gain on sale of product line: In the first quarter of 2011, the Company sold its Series 5 Power Line Carrier product line and related business assets under an Asset Purchase Agreement (“APA”). Per the APA, the Company signed an unsecured promissory note due to the purchaser. The note contains certain earn-out provisions that encompass both the Company’s and the purchaser’s revenue volumes. In the second quarter 2013 and 2012, the Company recorded a gain associated with the earn-out provision. The Company does not consider these ongoing transactions, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of these transactions helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

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The non-GAAP financial measure described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure. In addition, as noted above, the Company evaluates the non-GAAP financial measure together with the most directly comparable GAAP financial information.

ABOUT TELKONET

Telkonet, a leading United States-based energy management technology provider, offers hardware, software and services to commercial customers worldwide. The EcoSmart suite of products, which includes EcoInsight and EcoWave intelligent thermostats, the EcoGuard energy management outlet and the EcoSwitch energy-efficient light switch can be deployed in most building environments to cut utility costs and enable remote monitoring and control using the EcoCentral management platform. Telkonet’s energy management products have the power to reduce energy consumption, minimize carbon footprints and help eliminate the need for the construction of new power plants. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.

ABOUT ETHOSTREAM

EthoStream is one of the largest public High-Speed Internet Access (HSIA) providers in the world, providing services to more than 5.0 million users monthly across a network of greater than 2,350 locations. EthoStream’s EGS line of public-access gateway servers provides real-time monitoring and management of guest-access networks while its 24/7 support center is known for the highest levels of quality and service. With a wide range of product and service offerings and one of the most comprehensive management platforms available for HSIA networks, EthoStream offers solutions for any public access location. For more information, please visit www.ethostream.com.

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

All Company, brand or product names are registered trademarks or trademarks of their respective holders.

(Tables to follow)

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RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30,

(UNAUDITED)

	Three Months		Nine Months
	2013	2012	2013	2012
Net income (loss)	$(480,478)	$513,210	$(1,513,834)	$(58,430)
Interest (income) expense, net	11,401	(7,712)	9,978	57,611
Provision for income taxes	294,936	–	295,216	–
Depreciation and amortization	64,731	63,265	193,578	197,341

EBITDA	(109,410)	568,763	(1,015,062)	196,522
Adjustments:
Gain on sale of product line	–	–	(41,902)	(15,408)
Stock-based compensation	2,023	45,259	87,542	219,928

Adjusted EBITDA	$(107,387)	$614,022	$(969,422)	$401,042

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues, net:
Product	$2,606,464	$2,161,753	$7,431,715	$5,481,365
Recurring	901,321	1,127,025	2,799,200	3,197,925
Total Net Revenue	3,507,785	3,288,778	10,230,915	8,679,290

Cost of Sales:
Product	1,469,104	1,166,848	4,746,731	2,969,512
Recurring	263,068	292,264	799,748	858,988
Total Cost of Sales	1,732,172	1,459,112	5,546,479	3,828,500

Gross Profit	1,775,613	1,829,666	4,684,436	4,850,790

Operating Expenses:
Research and development	306,559	251,089	895,992	732,154
Selling, general and administrative	1,578,464	1,009,814	4,845,408	3,937,522
Depreciation and amortization	64,731	63,265	193,578	197,341
Total Operating Expenses	1,949,754	1,324,168	5,934,978	4,867,017

Income (Loss) from Operations	(174,141)	505,498	(1,250,542)	(16,227)

Other Income (Expenses):
Interest income (expense), net	(11,401)	7,712	(9,978)	(57,611)
Gain on sale of product line	–	–	41,902	15,408
Total Other Income (Expense)	(11,401)	7,712	31,924	(42,203)

Income (Loss) Before Provision for Income Taxes	(185,542)	513,210	(1,218,618)	(58,430)

Provision for Income Taxes	294,936	–	295,216	–

Net Income (Loss)	(480,478)	513,210	(1,513,834)	(58,430)

Accretion of preferred dividends and discount	(556,351)	(308,386)	(857,237)	(723,252)
Net income (loss) attributable to common stockholders	$(1,036,829)	$204,824	$(2,371,071)	$(781,682)

Net loss per common share:
Net loss attributable to common stockholders per common share– basic	$(0.01)	$0.00	$(0.02)	$0.00
Net loss attributable to common stockholders per common share - diluted	$(0.01)	$0.00	$(0.02)	$0.00

Weighted Average Common Shares Outstanding – basic	117,150,713	106,153,192	111,177,407	105,011,687
Weighted Average Common Shares Outstanding - diluted	117,150,713	107,611,189	111,177,407	105,011,687

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